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                                                                 EXHIBIT 5.1

[SHEEHAN
PHINNEY
BASS +
GREEN
LETTERHEAD]                      April 25, 1997


Healthsource, Inc.
Two College Park Drive
Hooksett, NH   03106

     RE:  1995 CONCORD AREA PHYSICIAN NON-QUALIFIED STOCK OPTION PLAN

Gentlemen:

     We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") on Form S-8 regarding the Healthsource, Inc. 1995 Concord Area Physician Non-Qualified Stock Option Plan (the "Plan"), and 49,694 shares of Common Stock, $.10 par value per share (the "Shares"), of Healthsource, Inc. (the "Company"), a New Hampshire corporation, to be issued thereunder.

     In connection therewith, we have examined originals, or photostatic or certified copies, of all such corporate records of the Company and of all such agreements, communications and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan and when the consideration therefor has been received by the Company, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the above-referenced registration statement.

                                     Very truly yours,

                                     SHEEHAN PHINNEY BASS + GREEN,
                                     PROFESSIONAL ASSOCIATION


                                     By: /s/ Michael J. Drooff
                                        -------------------------------
                                        Michael J. Drooff